                                                                    EXHIBIT 10.1

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                                AGENCY AGREEMENT





                                 by and between

                            FIRST SECURITY BANK, N.A.
                    not in its individual capacity except as
                expressly set forth herein, but solely as Trustee
          under the Owner Trust Agreement dated as of October 21, 1998

                                       and

                          GELTEX PHARMACEUTICALS, INC.







                          Dated as of October 21, 1998














================================================================================

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                                      -i-



                                TABLE OF CONTENTS


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ARTICLE 1  DEFINED TERMS.......................................................1

ARTICLE 2  AGENCY..............................................................6
           2.1     Appointment.................................................6
           2.2     Performance of and Payment for the Work.....................6
           2.3     Reports.....................................................7

ARTICLE 3  LESSOR'S ADVANCES AND REIMBURSEMENTS................................7
           3.1     Lessor's Obligations........................................7
           3.2     Advances as to Cost of the Project .........................7

ARTICLE 4  CLOSING.............................................................8

ARTICLE 5  CONDITIONS OF LESSOR'S OBLIGATIONS..................................9
           5.1     Conditions to the Closing...................................9
           5.1.1   Operative Documents.........................................9
           5.1.2   Taxes.......................................................9
           5.1.3   Status of Title............................................10
           5.1.4   Title Insurance............................................10
           5.1.5   Survey; Zoning.............................................10
           5.1.6   Opinions of Counsel........................................10
           5.1.7   Certificates...............................................10
           5.1.8   Legal Restrictions.........................................10
           5.1.9   No Adverse Change..........................................10
           5.1.10  Environmental Reports......................................10
           5.1.11  Evidence of Insurance......................................11
           5.1.12  Closing of Equity Investment...............................11
           5.1.13  Proceedings and Documents..................................11
           5.1.14  Fees and Expenses..........................................11
           5.1.15  Requisition................................................11
           5.1.16  Other Requirements.........................................12
           5.2     Conditions to Additional Advances..........................12
           5.2.1   Requisitions...............................................12
           5.2.2   Appraisal..................................................12
           5.2.3.  Plans and Contracts........................................12
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
                                       -ii


            5.2.4.  Amendments................................................12

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF LESSEE..........................13
            6.1     Organization and Power....................................13
            6.2     Full Disclosure...........................................13
            6.3     Litigation................................................13
            6.4     Financial Information.....................................13
            6.5     No Defaults...............................................14
            6.6     No Violation..............................................14
            6.7     Agreements are Legal and Authorized.......................14
            6.8     Insurance.................................................14
            6.9     Consents..................................................15
            6.10    Approvals.................................................15
            6.11    Compliance; Taxes.........................................15
            6.12    Use of Advances...........................................15
            6.13    Lease.....................................................15
            6.14    Use.......................................................15
            6.15    ERISA.....................................................16
            6.16    Property Related Information..............................16
            6.17    Location of Office and Records............................16
            6.18    Brokers...................................................16

ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF LESSOR..........................16
            7.1     Organization and Power....................................16
            7.2     Agreements Legal and Authorized...........................17
            7.3     Litigation................................................17
            7.4     No Violation..............................................17
            7.5     Consents..................................................17

ARTICLE 8   PERFORMANCE OF THE WORK...........................................18
            8.1     Scope of Work.............................................18
            8.2     Payment...................................................18
            8.3     Performance of Work.......................................18
            8.4     Permits...................................................19
            8.5     Competent Workforce.......................................19
            8.6     Compliance with Laws......................................19
            8.7     Waste Removal.............................................19
            8.8     Area of Operation.........................................19
            8.9     General Contractor and Architect..........................19



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                                     -iii



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            8.10  Books and Records...........................................19
            8.11  Hazardous Substances........................................20
            8.12  Underground Utilities.......................................20
            8.13  Inspection Rights...........................................20
            8.14  Completion Date.............................................20
            8.15  Change Orders...............................................21
            8.16  Lessor's Approval Authority.................................21
            8.17  Independent Contractor Status...............................21
            8.18  Indemnification.............................................22
            8.19  Removal of Liens............................................22
            8.20  Correction of Work..........................................23
            8.21  Notice of Delay.............................................23
            8.22  Insurance; Damage...........................................23

ARTICLE 9   FAILURE TO COMPLETE...............................................24

ARTICLE 10  DEFAULTS AND REMEDIES.............................................24
            10.1  Events of Default...........................................24
            10.2  Remedies....................................................25
            10.3  Costs of Enforcement........................................25
            10.4  Cumulative Remedies.........................................25

ARTICLE 11  MISCELLANEOUS.....................................................26
            11.1  Governing Law; Jurisdiction and Venue.......................26
            11.2  Notices; Modification; Waiver...............................26
            11.3  Illegal Provision...........................................26
            11.4  Binding Effect; Third Party Beneficiary.....................26
            11.5  Counterparts................................................27
            11.6  Headings....................................................27
            11.7  Reproduction of Documents...................................27
            11.8  Time of Essence.............................................27
            11.9  Payment of Expenses.........................................27
            11.10 Limitations on Liability....................................28

EXHIBIT A   Land Parcel Description
EXHIBIT B   Requisition Form

         This AGENCY AGREEMENT, dated as of October 21, 1998 is by and between FIRST SECURITY BANK, N.A., a national banking association, not in its individual capacity except as expressly set forth herein, but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998 (together with its successors and assigns, Lessor), and GELTEX PHARMACEUTICALS, INC., a Delaware corporation (together with its successors and assigns, Lessee).

                              PRELIMINARY STATEMENT

         Capitalized terms used in this Agreement have the meanings set forth in
Article 1. Lessee, as agent for Lessor, desires to design, acquire, construct, rehabilitate and install the Project on the Leased Property. Lessor owns the Leased Property and has leased the Leased Property to Lessee pursuant to the Lease. Lessor will appoint Lessee as its agent to undertake the design, acquisition, construction, rehabilitation and installation of the Project. Lessee will pay for or cause to be paid, the Cost of the Project with the payments made and to be made to it by Lessor pursuant to Article 3 hereof. Beneficiary will deliver to the Bank, as trustee under the Owner Trust Agreement, funds in the amount of the Equity Investment, to be applied as provided herein and therein. On the Completion Date Lessee will comply with the provisions of Article 9 hereof.


                                    ARTICLE 1

                                  DEFINED TERMS
                                  -------------

         As used in this Agreement:

         ACQUISITION AGREEMENT means the Acquisition Agreement dated as of the date hereof, between Lessee and Lessor.

         ADDITIONAL ADVANCE is defined in Section 3.2.

         ADDITIONAL EXCESS COSTS means the full amount of the Cost of the Project in excess of the Maximum Reimbursement Amount.

         AGREEMENT means this Agency Agreement, as amended and supplemented from time to time.

         APPLICABLE OFFICER is defined in the Lease.

         APPRAISER means an MAI appraiser reasonably satisfactory to Lessor and Lessee.

         APPROVED PLANS is defined in Section 8.1 hereof.

         ARCHITECT is defined in Section 8.9 hereof.

         AUTHORIZED REPRESENTATIVE means, when used with respect to Lessor, any officer with the corporate trust office of Lessor, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of Lessor customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         BANK means First Security Bank, N.A., in its individual capacity.

         BASIC RENT is defined in the Lease.

         BENEFICIAL INTEREST means the beneficial interest of Beneficiary in Lessor under the Owner Trust Agreement.

         BENEFICIARY means the Beneficiary or Beneficiaries under the Owner Trust Agreement, and its or their successors and assigns as holder of the Beneficial Interest.

         BUSINESS DAY means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in Massachusetts or Utah.

         CHANGE ORDER is defined in Section 8.15 hereof.

         CLOSING is defined in Article 4 hereof.

         CLOSING DATE is defined in Article 4 hereof.

         CODE means the Internal Revenue Code of 1986, as amended from time to time.

         COMPLETION DATE is defined in Section 8.14 hereof.

         CONSTRUCTION CONTRACT is defined in Section 8.9 hereof.

         CONSTRUCTION TERM is defined in the Lease.

         CONTRACT is defined in Section 8.18.

         CONTRACTOR is defined in Section 8.18.

         COST OF THE PROJECT means at any time the sum of (i) the cost of design, acquisition (including, without limitation, the Lessor's Purchase Price), construction, rehabilitation and installation of the Project (ii) Basic Rent accrued and made a part of Cost of the Project during the Construction Term and (iii) certain transaction costs relating to the transactions contemplated hereby, including legal fees and expenses, appraisal fees, environmental site assessment fees and title and survey expenses permitted by the Lease to be Costs of the Project, all as determined in good faith by Lessee and set forth in an Officer's Certificate accompanied by supporting documentation and materials satisfactory to Lessor.

         DEED is defined in the Sodexho P&S.

         DEFAULT means any event or circumstance that with the passage of time or the giving of notice or both would constitute an Event of Default hereunder or under any of the other Operative Documents.

         ENVIRONMENTAL LAWS is defined in the Lease.

         EQUITY INVESTMENT means the sum of (i) Lessor Advances and (ii) Basic Rent accrued and capitalized pursuant to paragraph 1 of Schedule B of the Lease during the Construction Term computed in the manner set forth in such Schedule B, in the aggregate amount of not more than the Maximum Reimbursement Amount made or to be made by Beneficiary pursuant to the Owner Trust Agreement.

         EQUITY RETURN means a return on the amount of the Equity Investment outstanding from time to time as described in the Lease.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT has the meaning set forth in Section 10.1 hereof.

         FLEET means Fleet National Bank, a national banking association.

         FORCE MAJEURE means any fire, explosion, accident, flood, storm, earthquake or other casualty or strike, lockout, act of God, or other circumstance outside of Lessee's control.

         GENERAL CONTRACTOR is defined in Section 8.9.

         HAZARDOUS SUBSTANCES has the meaning set forth in the Lease.

         IMPROVEMENTS means the Project and all other buildings, improvements and fixtures, and all other property now or hereafter placed on, affixed or appurtenant to, the Land Parcel by Lessee, as agent for Lessor, pursuant to this Agreement.

         INDEMNIFIED PARTIES means Lessor, Bank, Beneficiary, Fleet and their respective shareholders, officers, directors, partners, employees, attorneys and agents, licensees, and any holder of any beneficial interest in any of them, and their successors and assigns.

         INITIAL ADVANCE is defined in Section 3.2.

         INSURANCE is defined in Section 8.22 hereof.

         LAND PARCEL is defined in the Lease.

         LAWS is defined in Section 8.6 hereof.

         LEASE means the Lease Agreement, dated as of the date hereof, between Lessor and Lessee, as amended and supplemented from time to time.

         LEASED PROPERTY is defined in the Lease.

         LESSEE is defined in the first paragraph of this Agreement.

         LESSOR is defined in the first paragraph of this Agreement.

         LESSOR ADVANCES is defined in Section 3.2.

         LESSOR'S PURCHASE PRICE is defined in the Acquisition Agreement.

         LIBOR BANKING DAYS is defined in the Lease.

         LIENS is defined in Section 8.19 hereof.

         LOSSES is defined in Section 8.19 hereof.

         MAXIMUM REIMBURSEMENT AMOUNT means $25,000,000.

         MEMORANDUM OF LEASE means the memorandum or short form of the Lease delivered for recording purposes.

         OFFICER'S CERTIFICATE is defined in the Lease.

         OPERATIVE DOCUMENTS is defined in Section 5.1 hereof.

         OVERDUE RATE means a percentage 2% above the Equity Return.

         OWNER TRUST AGREEMENT means the Owner Trust Agreement, dated as of the date hereof, between Bank and Beneficiary, as amended and supplemented from time to time.

         PERMITTED ENCUMBRANCES is defined in the Lease.

         PROJECT means the building, improvements, fixtures and other property to be designed, acquired, constructed, rehabilitated and installed on the Land Parcel by Lessee, as agent for Lessor hereunder, in accordance with the Approved Plans.

         PROJECT APPROVALS means all governmental permits, approvals, authorizations and consents necessary or appropriate for the Work including, without limitation, all zoning and subdivision approvals or variances, excepting only such permits and approvals as cannot be obtained until the completion of the Work.

         REQUISITION is defined in Section 5.2.1 hereof.

         SODEXHO P&S means the Purchase and Sale Agreement dated August 4, 1998 among Sodexho USA, Inc., Service Supply Corporation and Lessee (and assigned to Lessor pursuant to the Assignment of Purchase and Sale Agreement) relating to the Leased Property as amended by an amendment dated as of September 15, 1998.

         SUBSTANTIALLY COMPLETE means, with respect to the Project, complete in substantial accordance with the Approved Plans and any Change Orders subject only to a "punchlist" of items to be completed totaling no more than 5% of the Cost of the Project allocable to the Work and a temporary or final Certificate of Occupancy shall have been issued with respect thereto by the applicable governmental authority.

         TITLE COMPANY means Chicago Title Insurance Company.

         VENDOR means an independent third party who provides goods, services or materials in connection with the Work.

         WORK is defined in Section 8.1.

                                    ARTICLE 2

                                     AGENCY
                                     ------

         2.1 APPOINTMENT. Solely for the following limited purposes, Lessor hereby designates Lessee as its agent, and Lessee hereby accepts such appointment, to design, acquire, construct, rehabilitate and install the Project strictly in accordance with the terms and conditions of this Agreement and the other Operative Documents and to cause the Work to be performed. Lessee shall have no authority to act for or on behalf of Lessor except with respect to the design, acquisition, construction, rehabilitation and installation of the Project and performance of the Work. The acceptance by Lessee on behalf of Lessor of any property or any contractual obligation with respect to which Lessee does not have authority to act on behalf of Lessor as described in this Agreement shall be ineffective, AB INITIO, to create in or transfer to Lessor any legal or beneficial right or interest in such property or any contractual obligation or to impose on Lessor any liability, obligation or responsibility with respect thereto. Lessee shall cause any agreement, contract, purchase order, or other writing purporting to be binding upon Lessor to refer to Lessee as agent for Lessor. The authority of Lessee hereunder shall terminate on the earliest to occur of (i) final completion of all of the Work in accordance with the terms and conditions of this Agreement, (ii) the expiration or termination of the Lease, or (iii) upon written notice by Lessor to Lessee that it terminates such authority because of the occurrence of an Event of Default. The termination of Lessee's authority hereunder shall not discharge Lessee or limit in any way Lessee's liability hereunder with respect to obligations arising out of this Agreement and Lessee's performance hereunder prior to the date of such termination of Lessee's authority including, without limitation, with respect to Lessee's indemnification of the Indemnified Parties pursuant to Section 2.3 and
Section 8.18, or with respect to Lessee's obligations under Section 11.9.

         2.2 PERFORMANCE OF AND PAYMENT FOR THE WORK. Lessee shall undertake to perform the Work in accordance with the provisions of this Agreement including, without limitation, the provisions of Article 8, and, subject to the provisions hereof, shall pay for the Cost of the Project and shall cause the Work to be Substantially Complete by the Completion Date. Lessee shall pay or cause to be paid the Cost of the Project using (a) the proceeds of the Initial Advance and
(b) the proceeds of Additional Advances. Without limiting the generality of the foregoing, Lessee shall be solely responsible for payment of 85% of such Additional Excess Costs and Lessor shall be responsible for 15% of such Additional Excess Costs provided, however, that under no circumstances shall Lessor be required to advance more than its Maximum Reimbursement Amount. Subject to the foregoing sentence, if, for any reason, the sum of the Initial Advance and the Additional Advances are insufficient to pay all costs of Lessee set forth in this Agreement with respect to the Work, Lessee shall, nonetheless, be bound and required to fulfill its obligations hereunder, and, under no circumstances, shall the insufficiency of the funds available to Lessee reduce or release Lessee from any of its obligations hereunder. In the event that the insufficiency of funds available to Lessee cause Lessee to be unable to fulfill its obligations hereunder, such inability shall be an Event of Default hereunder. Lessor shall not be liable to Lessee for failure or delay in any aspect of the performance of the Work. Upon delivery, installation, testing or completion of construction of any aspect of the Work, as appropriate, Lessee shall inspect such aspect of the Work, and as between Lessor and Lessee, Lessee shall be deemed (i) to have accepted such aspect of the Work under the Lease, and (ii) to have agreed that such aspect of the Work is satisfactory to Lessee in all respects and suitable for its purposes. Without limiting the generality of the foregoing, from time to time at Lessor's request and in any event at such time as the Project is Substantially Complete, Lessee shall execute and deliver an instrument confirming Lessee's acceptance of the Project or any appropriate portion thereof.

         2.3 REPORTS. Not later than the 20th day of each month immediately following any month during which expenditures have been made or incurred by Lessee on account of the Cost of the Project during the term of this Agreement, Lessee shall provide a written report to Lessor and Beneficiary setting forth
(a) all expenditures made or incurred by Lessee on account of the Cost of the Project during the previous month and (b) the total Cost of the Project as of the last day of the previous month. Additionally, Lessee shall provide to Lessor and Beneficiary such additional reports and information either such party may reasonably request from time to time relating to the transactions contemplated hereby.


                                    ARTICLE 3

                      LESSOR'S ADVANCES AND REIMBURSEMENTS
                      ------------------------------------

         3.1 LESSOR'S OBLIGATIONS. Subject to the terms and conditions of the Acquisition Agreement and of this Agreement, including satisfaction of the applicable conditions set forth in Article 5 hereof, Lessor agrees to pay or cause to be paid the Cost of the Project which shall not exceed the Maximum Reimbursement Amount to Lessee or to Vendors designated by Lessee in writing. Lessor shall make the Initial Advance and Additional Advances on account of the Cost of the Project, in each case subject to the terms and conditions of this Agreement. Nothing contained in this Agreement shall in any way obligate Lessor to pay any debt or meet any financial obligation under this Agreement or otherwise with respect to the Work, except from monies actually received by Lessor from Beneficiary.

         3.2 ADVANCES AS TO COST OF THE PROJECT (a) Subject to the terms and conditions hereof, on the Closing Date, Lessor shall make an advance to Lessee or its designee on account of the portion of the Cost of the Project representing Lessor's Purchase Price under the Sodexho

P&S (the Initial Advance) upon a requisition therefor delivered in accordance with the provisions of this Agreement including, without limitation, Section
5.2.1 hereof.

         (b) Subject to the terms and conditions of this Agreement, and so long as no Default has occurred and is continuing hereunder, Lessor shall make additional advances to Lessee or its designated Vendors upon Lessee's written request from time to time no more frequently than monthly, on account of the Cost of the Project incurred by Lessee (each such payment referred to herein as an Additional Advance, and such payments together with the Initial Advance, collectively, Lessor Advances). Additional Advances shall be made upon Lessee's delivery of requisitions in accordance with the provisions of subsection 5.2.1 hereof subject to the satisfaction of all conditions to each Additional Advance.

         (c) Each Additional Advance shall be in an amount not to exceed 100% of the amount shown on the applicable Requisition, for which Lessee has not previously received a Lessor Advance, but in any case only out of funds available to Lessor from the Beneficiary. The final Additional Advance on account of the Cost of the Project shall be made on or before the Completion Date.

         (d) The aggregate of all Lessor Advances, together with Basic Rent accrued and capitalized during the Construction Term, made under this Agreement shall not exceed the Maximum Reimbursement Amount. Lessor shall make or cause to be made each Additional Advance by wire transfer to Lessee, not later than ten Business Days subsequent to the receipt of a completed Requisition, to the accounts or persons and in such manner as Lessee may designate in writing no later than ten days before the date of any Additional Advance. Any Additional Advance that would otherwise be required to be made on a day that is not a LIBOR Banking Day shall be made on the next following Business Day.

                                    ARTICLE 4

                                     CLOSING
                                     -------

         Subject to compliance with the provisions of this Agreement and the Acquisition Agreement, the closing of the acquisition by Lessor of the Leased Property (the Closing) shall take place at the time (the Closing Date) and place required by the Acquisition Agreement. At the Closing, Lessee and Lessor shall enter into the Lease, all in accordance with the terms and conditions set forth herein.

         If, on the Closing Date, Lessee shall not perform its obligations in accordance with this Agreement and the Acquisition Agreement or if the conditions specified in Article 5 with respect to parties other than Lessor have not been satisfied to Lessor's reasonable satisfaction, Lessor shall, at its option exercisable on the Closing Date, be relieved of its obligations hereunder and under the Acquisition Agreement.

                                    ARTICLE 5

                       CONDITIONS OF LESSOR'S OBLIGATIONS
                       ----------------------------------

         5.1 CONDITIONS TO THE CLOSING. The obligations of Lessor to enter into the Lease and to accept possession of the Leased Property at the Closing and to make the Initial Advance to Lessee are subject to (a) the accuracy and correctness on the Closing Date of the representations and warranties of Lessee contained herein and in the Sodexho P&S, (b) the accuracy and correctness on the Closing Date of the representations of Lessee contained in each of the Operative Documents and in any other document or certificate delivered pursuant hereto or thereto, (c) the performance by Lessee of its agreements contained herein which are to be performed by it on or prior to the Closing Date, (d) the performance by each of the parties to the Sodexho P&S of its obligations under the Sodexho P&S, and (e) the satisfaction or waiver by Lessor of all of the following conditions:

                    5.1.1 OPERATIVE DOCUMENTS. Each of the following documents (herein, collectively, the Operative Documents) shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and special counsel to Lessor and Beneficiary shall each have received a fully executed copy of each of such documents:

                    (a)     this Agreement;
                    (b)     the Lease;
                    (c)     the Memorandum of Lease;
                    (d)     the Owner Trust Agreement;
                    (e)     the Acquisition Agreement; and
                    (f)     the Deed.

         The Owner Trust Agreement, the Deed and the Memorandum of Lease shall have been recorded, registered and filed, if necessary (or delivered to the Title Company for recordation, registration or filing, as the case may be), in such manner as to impart notice thereof and/or to perfect the lien thereof.

                    5.1.2 TAXES. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid (or sufficient funds therefor shall have been deposited with the Title Company).

                    5.1.3 STATUS OF TITLE. On the Closing Date, Lessor shall have a valid fee interest in the Leased Property, free and clear of all liens, encumbrances, charges and other exceptions to title, except for Permitted Encumbrances.

                    5.1.4 TITLE INSURANCE. Lessor shall have received a policy of owner's title insurance with respect to the Leased Property, on American Land Title Association standard policy, revised coverage, satisfactory to Lessor's Counsel (or commitments therefor) with coverage effective on the Closing Date, which policy or commitment and all reinsurance agreements, if any, shall be satisfactory to Lessor in form, substance (including affirmative coverages and endorsements) and amount.

                    5.1.5 SURVEY; ZONING. The Title Company, Lessor and Beneficiary shall have received an instrument survey plan of the Land Parcel, satisfactory in form and substance to them, by a surveyor licensed in the Commonwealth of Massachusetts. Lessor shall have received evidence reasonably satisfactory to Lessor and Beneficiary that the Land Parcel is properly zoned for the construction and use of the Project.

                    5.1.6 OPINIONS OF COUNSEL. Lessor and Beneficiary shall have received opinions from special counsel to Lessor and from special counsel to Lessee. Each opinion shall be dated the Closing Date and be addressed to and in form and substance satisfactory to Lessor and Beneficiary and their respective counsel.

                    5.1.7 CERTIFICATES. Lessor and Beneficiary shall have received certificates of Lessee and Lessor, each dated the Closing Date and reasonably satisfactory in form and substance to Lessor and Beneficiary.

                    5.1.8 LEGAL RESTRICTIONS. Neither Lessor nor Beneficiary shall be prohibited or restricted by law from engaging in the transactions contemplated hereby on the Closing Date. The transactions contemplated by this Agreement on the terms and conditions herein provided shall not violate any applicable law or governmental regulation and shall not subject Lessor or Beneficiary to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

                    5.1.9 NO ADVERSE CHANGE. There shall have been no material adverse change in the condition, financial or otherwise, of Lessee since June 30, 1998 other than continuing losses from operations.

                    5.1.10 ENVIRONMENTAL REPORTS. At least 15 days prior to the Closing Date, Lessor and Beneficiary shall have received a copy of a "Phase I" and "Phase II", environmental site assessment reports of the Leased Property, addressed to Lessor and Beneficiary or accompanied by a letter permitting Lessor and Beneficiary to rely thereon, by the Persons and as required by the Sodexho P&S. If any such environmental site assessment report reveals the need for additional review, Lessee shall have provided such additional environmental site assessment reports as are required by Lessor or Beneficiary and any remediation recommended therein to be performed shall have been performed to the satisfaction of Lessor and Beneficiary. On or before the Closing Date, Lessor and Beneficiary shall notify Lessee of any unsatisfactory conditions, and if such conditions are not cured within a reasonable time period to the satisfaction of Lessor and Beneficiary, Lessor shall not enter into the Lease, and the provisions of Article 4 of this Agreement shall apply.

                    5.1.11 EVIDENCE OF INSURANCE. Lessor shall have received certificates of insurance evidencing the compliance by Lessee with the provisions of the Lease relating to insurance with respect to the Leased Property.

                    5.1.12 CLOSING OF EQUITY INVESTMENT. The Initial Equity Investment shall have been made.

                    5.1.13 PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments required hereunder or by any other Operative Document, and all proceedings in connection with the transactions contemplated by this Agreement with respect to the Closing shall be reasonably satisfactory in form and substance to Lessor and Beneficiary and their respective special counsel. Lessor and Beneficiary shall have received copies of all instruments and other evidence as Lessor and Beneficiary may reasonably request, in form and substance satisfactory to Lessor and Beneficiary and their respective special counsel, with respect to such transactions and the taking of all corporate proceedings in connection therewith. If any provision of this Agreement requires the certification of the existence or non-existence of any particular fact or implies as a condition the existence or non-existence of such fact, then Lessor shall be free after notice to and consultation with Lessee to establish to its reasonable satisfaction the existence or non-existence of any such fact.

                    5.1.14 FEES AND EXPENSES. Subject to the provisions of
Section 11.9 hereof, Lessee shall have made adequate provision for payment or reimbursement to Lessor and Beneficiary of all expenses and counsel fees reasonably incurred by each of them in connection with the transactions contemplated by this Agreement, the Sodexho P&S and the other Operative Documents; provided that, at Lessee's option, all such fees and expenses may be included in the Cost of the Project.

                    5.1.15 REQUISITION. Agent and Lessor shall have received a Requisition for the Initial Advance from Lessee in the form required hereby.

                    5.1.16 OTHER REQUIREMENTS. Lessor and Beneficiary shall have received such other documents, reports, and other materials as any of them may reasonably request evidencing Lessee's compliance with the terms and conditions of this Agreement and the Sodexho P&S. Any instrument, document or act described in the Sodexho P&S which meets the standards of this Article 5, may be deemed to satisfy the terms of this Article 5.

         5.2 CONDITIONS TO ADDITIONAL ADVANCES. Lessor's obligation (i) to make the first Additional Advance shall be subject to satisfaction of all of the following conditions as of the date of the first requested Additional Advance and (ii) to make any subsequent Additional Advance shall be subject to satisfaction as of the date of such requested Additional Advance of the conditions of Section 5.2.1 hereof:

                    5.2.1 REQUISITIONS. Lessor shall have received a requisition from Lessor in the form set forth in Exhibit B (each a Requisition) setting forth the amount thereof including the amount of Equity Return payable for such period. Each such Requisition shall be accompanied by an Architect's Certificate, Engineer's Certificate and Contractor's requisition forms in the form satisfactory to Lessor and Beneficiary and shall comply with all requirements set forth in Schedule 3 and shall be subject to review and approval by Lessor and Beneficiary in a manner consistent with Beneficiary's full construction administration. The final Additional Advance shall also comply with the requirements of Section 8.14 hereof.

                    5.2.2 APPRAISAL. Lessor and Beneficiary shall have received an appraisal of the Leased Property, performed by an Appraiser, satisfactory in form and substance to Lessor and Beneficiary. Upon completion of the Project, Lessor and Beneficiary shall have received a "bringdown" of such appraisal by the same Appraiser, updated to confirm the results of such appraisal with the Project completed. The cost of such appraisal shall be a portion of the Cost of the Project.

                    5.2.3. PLANS AND CONTRACTS. Lessor and Beneficiary shall have received copies of the Approved Plans and Construction Contract in form and substance reasonably satisfactory to each. The architect and contractor for the Project shall be reasonably satisfactory to Lessor and Lessee. Lessor and Beneficiary shall have received a structural survey and an asbestos survey, in each case reasonably satisfactory to Lessor.

                    5.2.4. AMENDMENTS. There shall have been delivered to Lessor and Lessee (i) fully executed copies of such amendments to the Lease, this Agency Agreement and the Owner Trust Agreement as Lessor and Lessee agree shall be reasonably necessary to more accurately reflect the intent existing on the date hereof of the parties of each thereof and (ii) a Schedule 3 hereto setting forth Lessor's closing requirements.


                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF LESSEE
                    ----------------------------------------

         Lessee warrants and represents to Lessor and Beneficiary as of the Closing Date:

         6.1 ORGANIZATION AND POWER. Lessee (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in the Commonwealth of Massachusetts and in all other jurisdictions in which such qualification is required in order for Lessee to carry on its business as now conducted, except where the failure to be so qualified will not have a material adverse effect on Lessee; and (b) has the full corporate power, authority and legal right to lease the Leased Property from Lessor and to construct the Project and has the requisite corporate power and authority to carry on its business as now conducted and to execute, deliver and perform the Operative Documents to which it is a party.

         6.2 FULL DISCLOSURE. No written statement delivered to Lessor or Beneficiary by Lessee in connection with the negotiation of the transactions contemplated hereby or contained in this Agreement or any other Operative Document to which Lessee is a party contains any untrue statement of a material fact.

         6.3 LITIGATION. There is no action, suit or proceeding pending, or to the best of Lessee's knowledge threatened, against or affecting Lessee at law or in equity before any court, or (other than marketing authorization applications before regulatory authorities) by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality or arbitrator which if adversely determined (i) individually or in the aggregate would materially and adversely affect the performance by Lessee of its obligations under this Agreement or any other Operative Document to which it is a party or the business and operations of Lessee, taken as a whole, or
(ii) would affect in any material respect the consummation or validity of the Operative Documents to which it is a party, or the transactions contemplated thereby.

         6.4 FINANCIAL INFORMATION. The following financial data have been delivered to Lessor or Beneficiary: Lessee's annual report on Form 10-K for the fiscal year ended December 31, 1997 and its quarterly report on Form 10-Q for the periods ended March 31, and June 30, 1998. Such financial information fairly presents the financial condition of Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (except as noted) except that unaudited statements may be without footnotes and are subject to year-end audit adjustments. There has been no material adverse change in the condition of Lessee, financial or otherwise, since June 30, 1998 other than continuing losses from operations.

         6.5 NO DEFAULTS. No Default or Event of Default has occurred and is continuing. Lessee is not in default in the payment of the principal or interest on any indebtedness for borrowed money or deferred purchase of property or in default under any instrument or agreement under and subject to which any such indebtedness has been issued or under any lease, which will materially and adversely affect Lessee or its ability to perform under this Agreement, under the Lease or any other Operative Document to which Lessee is a party.

         6.6 NO VIOLATION. Neither the execution, delivery or performance by Lessee of this Agreement or the other Operative Documents to be delivered by Lessee nor compliance herewith or therewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any law in effect as of the Closing Date or (ii) any order, writ, injunction or decree of any court or other governmental authority, in either case, in a manner which will materially and adversely affect Lessee or its ability to perform under this Agreement, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument except for Permitted Encumbrances. Neither the execution, delivery or performance by the Lessee of this Agreement, or the Operative Documents to be delivered by Lessee nor compliance by Lessee herewith or therewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the certificate of incorporation or by-laws of Lessee or (ii) any agreement or instrument to which Lessee is a party or by which it is bound, in either case, in a manner which will materially and adversely affect Lessee or its ability to perform under this Agreement.

         6.7 AGREEMENTS ARE LEGAL AND AUTHORIZED. This Agreement and the other Operative Documents to which Lessee is a party have been duly authorized by Lessee by all necessary corporate action (including any necessary action by its shareholders) and duly executed and delivered by it, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are legal, valid and binding obligations of Lessee enforceable against it in accordance with their respective terms, except as certain rights and remedies set forth in such Operative Documents may be limited by (a) bankruptcy, reorganization or similar laws of the general application relating to or affecting the enforceability of creditor's or lessors' rights and (b) general principles of equity.

         6.8 INSURANCE. All insurance required to be in effect by Article 13 of the Lease or by Section 8.22 hereof is in effect, and all premiums now due and payable in respect of such insurance have been paid.

         6.9 CONSENTS. No consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency (including courts) under the laws of the United States of America or of any state is required in connection with the execution and delivery or performance by Lessee of this Agreement or any other Operative Document to which it is a party, except for such approvals, consents or permits which may be required as of the date hereof in connection with the construction, use and occupancy of the Leased Property (all of which have been obtained and are in full force except for those that are not yet obtainable or are not material). All actions, consents and approvals of Lessee required to be performed on or prior to the Closing Date in connection with the transactions contemplated by the Operative Documents have been performed in accordance with their respective terms or have been obtained and remain in full force and effect as of the Closing Date.

         6.10 APPROVALS. Lessee holds or, if not required on the date hereof, will obtain in the ordinary course on or before the date required all licenses, certificates, consents, approvals, and permits from governmental authorities materially necessary to perform the Work in accordance with this Agreement, to use and operate the Leased Property in accordance with the provisions of the Lease and to enter into and perform this Agreement, the Lease and the other Operative Documents.

         6.11 COMPLIANCE; TAXES. The Project, if constructed in accordance with the Approved Plans, will comply with all zoning, subdivision and other land use laws and regulations. Upon completion of the Project, Lessee will use and occupy the Leased Property, and the Leased Property is acceptable (or will be upon completion of the Project) to Lessee, for its business purposes. To the best of Lessee's knowledge there has been no material damage to the Leased Property nor are any condemnation or eminent domain proceedings pending, or threatened with respect thereto. Lessee is not in default in the payment of any taxes levied or assessed against it or its assets, non-payment of which would materially and adversely affect Lessee or its ability to perform under this Agreement, under the Lease or any other Operative Document to which Lessee is a party.

         6.12 USE OF ADVANCES. Lessee has used or will use all Lessor Advances provided to it solely for application against the Cost of the Project, as agent of Lessor, in accordance with the terms and conditions of this Agreement.

         6.13 LEASE. Lessee has unconditionally accepted the Leased Property under the Lease, no offset exists with respect to any Basic Rent or other sums payable under the Lease.

         6.14 USE. The Permitted Encumbrances do not interfere in any material respect with the intended use by Lessee of the Leased Property.

         6.15 ERISA. Lessee is not entering into the Lease or any other Operative Document or transaction contemplated hereby or thereby, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or related trust with respect to which it is a party-in-interest, all within the meaning of ERISA and the Code.

         6.16 PROPERTY RELATED INFORMATION. All information provided in writing by Lessee to the engineers in connection with the environmental site assessment reports contemplated by Section 5.1.10 hereof or to the Appraiser in connection with the appraisals contemplated by Section 5.1.16 hereof is true, accurate and complete in all material respects.

         6.17 LOCATION OF OFFICE AND RECORDS. Lessee's office and principal place of business is located at Nine Fourth Avenue, Waltham, Massachusetts 02451 is where Lessee will keep its corporate records concerning the Lease and the Leased Property. Lessee will notify Lessor and Beneficiary promptly (but in no event later than five Business Days after any such change) of any change in any of the information set forth in this Section 6.17.

         6.18 BROKERS. Except for Lynch Murphy Walsh & Partners, Inc., referred to in paragraph 2(a) of the Sodexho P&S, Lessee has not retained any broker, finder or financial advisor in connection with the transactions contemplated by the Operative Documents. Lessee will hold the Indemnified Parties harmless from any fee due to such broker or in connection with any breach of the representations contained in the first sentence of this Section 6.18.


                                    ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF LESSOR
                    ----------------------------------------

         Lessor and, to the extent set forth in the last paragraph of this
Article 8, Bank, represent and warrant to Lessee as follows as of the Closing
Date:

         7.1 ORGANIZATION AND POWER. (a) Bank is a bank, duly formed, validly existing and in good standing under the laws of the United States of America and may lawfully transact the business in Massachusetts which it is required to do hereunder; and (b) Lessor and Bank have the full corporate power and authority and all necessary licenses and permits pertaining to its banking and trust powers under the laws of the United States of America (i) to execute, deliver and perform the terms and provisions of this Agreement and the other Operative Documents to which Lessor is a party, and (ii) to acquire and hold a fee estate in the Leased Property. Lessor has either qualified to transact business as a foreign corporation or been advised by local counsel that such qualification is not necessary under the laws of the Commonwealth of Massachusetts in order to engage in the transactions contemplated hereby. All of the Beneficial Interest is owned by Beneficiary. Lessor is not engaged and shall not engage in any other business and has and shall have no other liabilities; in each case except as expressly permitted by this Agreement and the other Operative Documents.

         7.2 AGREEMENTS LEGAL AND AUTHORIZED. This Agreement and the other Operative Documents to which Lessor is a party have been duly authorized by Lessor and Bank by all necessary corporate action and duly executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are legal, valid and binding obligations of Lessor, enforceable against it in accordance with their respective terms.

         7.3 LITIGATION. There is no action, suit or proceeding pending, or to the best of Lessor's or Bank's knowledge threatened, against or affecting Lessor or Bank at law or in equity before any court, or by or before any federal, state, municipal or other governmental department, commission, bound, bureau, agency, or instrumentality or arbitration which, if adversely determined, would materially and adversely affect the Leased Property or would question the right, power and authority of Lessor or Bank to enter into or perform this Agreement or any other Operative Document to which it is a party.

         7.4 NO VIOLATION. Neither the execution, delivery or performance by Lessor of this Agreement or the other Operative Documents to be delivered by Lessor nor compliance herewith or therewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any law in effect as of the date of delivery of this Agreement or (ii) any order, writ, injunction or decree of any court or other governmental authority, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument, except the liens and security interests created, and as permitted, by the Operative Documents. Neither the execution, delivery or performance by Lessor of this Agreement, or the Operative Documents to be delivered by Lessor nor compliance by Lessor herewith or therewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the certificate of incorporation or by-laws of Lessor or Bank or (ii) any agreement or instrument to which Lessor or Bank is a party or by which it is bound.

         7.5 CONSENTS. No consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, bureau or agency (including courts) under the laws of the United States of America or any State is required in connection with the execution and delivery or performance by Lessor of this Agreement or any other Operative Document to which Lessor is a party.

         The foregoing representations are made by Lessor not in its individual capacity but solely as Trustee under the Owner Trust Agreement, except with respect to the following representations which are made by Bank in its individual capacity: the representations in the first sentence of Section 7.1, the first clause of Section 7.2 as to Bank's corporate authority to execute and deliver the Operative Documents, the matters contained in Section 7.3 as they relate to any such proceedings affecting Bank in its individual capacity, the matters set forth in Section 7.4 to the extent that they relate to agreements to which Bank is a party in its individual capacity and the matters set forth in
Section 7.5 to the extent that they relate to laws of the States of Utah or Massachusetts applicable to Bank in its individual capacity pertaining to its banking or trust powers.


                                    ARTICLE 8

                             PERFORMANCE OF THE WORK
                             -----------------------

         As agent of Lessor, Lessee shall cause to be designed, acquired, rehabilitated, constructed and installed the Project, using (subject to the terms and conditions of Section 2.2) Lessee's own funds to the extent required by this Agreement and Lessor Advances, in accordance with the following:

         8.1 SCOPE OF WORK. Lessee shall cause the Project to be constructed for use by Lessee as an office building and R&D facility pursuant to the Lease substantially in accordance with plans and specifications for a first class office building prepared by the Architect (as the same may be modified by Change Order or otherwise in accordance with the provisions of Section 8.15 hereof, the Approved Plans). All items of work required by this Agreement and the Approved Plans necessary to construct the Project contemplated hereby and thereby are referred to collectively herein as the "Work."

         8.2 PAYMENT. As more particularly described in Article 3, Lessor shall pay to Lessee the Initial Advance on the Closing Date. Subject to the terms and conditions of Section 2.2., Lessee shall use such amount, Additional Advances and its own funds, to the extent required by this Agreement, to perform the Work, and pay the entire Cost of the Project, as agent for Lessor. Lessee shall give written notice to its general contractor for the Work and all contractors, subcontractors and employees with whom Lessee has a direct relationship that all payments with respect to the Work are made on behalf of Lessor.

         8.3 PERFORMANCE OF WORK. Lessee shall be solely responsible for all means, methods and techniques in the performance of the Work. Lessee shall promptly remedy any material damage or loss to any property referred to herein caused in whole or in part by Lessee, any contractor, any subcontractor, any vendor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them is liable.

         8.4 PERMITS. Lessee shall obtain and pay for any and all permits and bonds required to be obtained before commencement of the Work and for all other permits, governmental fees, sales taxes and use taxes, licenses and inspections necessary for the proper execution and completion of the Work as and when the same are required to be obtained. All such expenses may be included in the Cost of the Project.

         8.5 COMPETENT WORKFORCE. Lessee shall employ, or cause its contractor to employ, a competent superintendent at all times during the progress of the Work. Lessee shall be responsible to Lessor for the acts and omissions of its employees, contractors and subcontractors, their respective agents and employees and any other persons performing any of the Work.

         8.6 COMPLIANCE WITH LAWS. Lessee shall cause the Work to be performed in accordance with all federal, state and local laws, ordinances, rules, regulations and requirements (collectively, Laws) which have been enacted as of the date of this Agreement and which are or will become applicable to the Work including, without limitation, all building laws, health codes, safety rules, handicapped access and zoning subdivision laws and regulations and shall give all notices applicable thereto, and when completed, the Project shall be wholly within applicable building restriction lines and will not violate any applicable use or other restrictions, whether established in prior conveyances, zoning laws, governmental regulations or otherwise.

         8.7 WASTE REMOVAL. During and upon the completion of the Work, Lessee shall cause to be removed its waste materials and rubbish from and about the Leased Property and all unnecessary tools, equipment, machinery and surplus supplies. All such removal shall at all times be conducted and carried out in full compliance with applicable Laws, including Environmental Laws.

         8.8 AREA OF OPERATION. Lessee shall cause its operations to be confined at the Leased Property to the areas, if any, described as being the limits of such operations in the Approved Plans and such other areas as are reasonably necessary to accomplish the Work.

         8.9 GENERAL CONTRACTOR AND ARCHITECT. Lessee shall engage a reputable general contractor (the General Contractor) for the Work pursuant to a written contract (the Construction Contract) and shall enforce compliance by the general contractor with the provisions of such contract. Lessee shall engage a reputable architect (the Architect) licensed in the Commonwealth of Massachusetts for the Work.

         8.10 BOOKS AND RECORDS. Lessee shall at all times during the construction of the Project keep and (or cause to be maintained and kept) maintain with respect to the Leased Property, accurate books, records and accounts showing all materials ordered and received and all disbursements and accounts payable in connection with the construction of the Project.

         8.11 HAZARDOUS SUBSTANCES. If, in the course of the Work, Lessee discovers Hazardous Substances that are not included in the Work pursuant to the Approved Plans, Lessee shall comply with the provisions of Article 9 of the Lease with respect thereto.

         8.12 UNDERGROUND UTILITIES. The existence of underground utilities shall be so identified in the field by Lessee or its contractor before starting work or as they are discovered during the performance of the Work. Lessee shall hold Lessor harmless from and against damage to any utilities and damage resulting therefrom.

         8.13 INSPECTION RIGHTS. Lessee shall allow Lessor and Beneficiary and their agents to enter the Leased Property upon reasonable prior written notice and during normal business hours, which notice shall not be required in the event of an emergency, for the purpose of inspecting the progress of construction and examining all books, accounts, plans, drawings and records with respect thereto. Lessor and Beneficiary shall retain a construction engineer to inspect the Property and the Work from time to time pursuant to the preceding sentence and advise Lessor and Beneficiary with respect to the progress of the construction. Lessee shall pay the cost of such engineer as a Cost of the Project.

         8.14 COMPLETION DATE. All Work shall be Substantially Complete no later than December 31, 1999, unless extended pursuant to the provisions of this
Section 8.14 (such date as it may be so extended, the Completion Date). So long as no Default or Event of Default shall have occurred and be continuing, in the event that Lessee determines that the Work will not be Substantially Complete on or before December 31, 1999, then upon the written request of Lessee given to Lessor no later than November 30, 1999, accompanied by a certificate of an independent consultant selected by Lessor to the effect that the Work can be Substantially Complete no later than March 31, 2000 and with Lessor's consent, except if such request is made solely as a result of Force Majeure in which case Lessor's consent shall not be required, the Completion Date shall be extended for a reasonable period of time designated by Lessee but no later than March 31, 2000. The cost of obtaining the consultant's certificate shall be borne by Lessee and may be treated by Lessee as a Cost of the Project. In addition to Substantial Completion of the Project, Lessee shall deliver to Lessor (i) an "as-built" survey plan of the Leased Property, (ii) "as-built" drawings which will be prepared by the project architect at the final completion of the Project, (iii) a "bringdown" of the appraisal of the Leased Property performed by the original Appraiser, confirming the substance thereof as of the Completion Date and updated to include the Project as built, (iv) an updated "Phase I", and if required thereby, an updated "Phase II", environmental site assessment report of the Leased Property performed by the environmental engineer performing the Phase I and Phase II assessments pursuant to the Sodexho P&S or another independent environmental engineer selected or approved by Lessor, at Lessee's sole cost and expense, and which report shall (A) confirm that the performance of the Work did not disclose or cause any adverse environmental conditions not previously disclosed, and (B) reveal no actual or potential environmental liabilities, (v) final lien waivers from any contractor or subcontractor performing construction or installation services for any portion of the Project establishing that all work and labor performed and materials furnished through the Completion Date have been paid in full, or a bond or other assurance of payment with respect thereto, (vi) a certificate of the project architect to the effect that the Work has been performed substantially in accordance with the Approved Plans, and (vii) a final Title Policy in favor of Lessor, all reasonably satisfactory in form and substance to Lessor and Beneficiary. If any updated environmental site assessment report required by this Section 8.14 reveals a need for additional review, Lessee, at its sole cost and expense (which may be treated by Lessee as a Cost of the Project), shall provide such additional environmental site assessment reports as are required by Lessor. The results of all such environmental site assessment reports must be satisfactory to Lessor and Beneficiary. Lessee shall make reasonable efforts to complete all "punchlist" items within 60 days after the Completion Date and in any event as soon as possible thereafter. Lessee shall obtain a final certificate of occupancy within 60 days after the Completion Date. No Change Order shall be deemed to extend the Completion Date, nor shall the implementation of any Change Order constitute evidence of any party's consent to such extension, unless Lessor and Lessee have expressly agreed that the Completion Date is so extended.

         8.15 CHANGE ORDERS. Except as otherwise specifically set forth herein, without invalidating this Agreement, Lessee may order changes in the Work (each, a Change Order) and the Construction Contract within the general scope of this Agreement consisting of additions, deletions or other revisions which Lessee deems necessary or desirable based on the topography or configuration of the Leased Property, local zoning requirements, the location of adjacent buildings, the intended use of the Leased Property or similar matters, and which do not materially adversely affect the soundness, structural integrity, value, utility, operation or useful life of the Project. All such changes in the Work shall be performed under the applicable conditions of this Agreement. However, Lessee shall obtain prior written approval from Lessor with respect to any other Change Orders. On or before the Completion Date, Lessee shall deliver to Lessor copies of all supplements to, and amendments and modifications of, the Approved Plans reflecting all changes in the Work since the Closing Date.

         8.16 LESSOR'S APPROVAL AUTHORITY. Lessor's consents, approvals or instructions may be given only by an Authorized Representative or such other person as Lessor may designate by written notice to Lessee.

         8.17 INDEPENDENT CONTRACTOR STATUS. Lessee recognizes that despite its designation as Lessor's agent hereunder, it is engaged as an independent contractor hereunder and acknowledges that Lessor will have no responsibility to provide any benefits normally associated with employee status. Lessee, in accordance with its status as an independent contractor, covenants and agrees that it will conduct itself in a manner consistent with such status, that it will neither hold itself out as, nor claim to be an officer, director, partner or employee of Lessor by reason hereof, and that it will not by reason hereof make any claim, demand or application to or for any right or privilege applicable to an officer, director, partner or employee of Lessor.

         8.18 INDEMNIFICATION. Lessee hereby assumes all liability for its services and the Work to be performed hereunder including payment of all fees for permits, studies and variances, whether performed by Lessee, by any contractor or subcontractor or any other entity performing the Work directly or indirectly for or under Lessee or any other contractor or subcontractor (each a Contractor) and shall protect, defend and indemnify the Indemnified Parties and hold harmless the Indemnified Parties from any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses of counsel selected by Lessee and approved by Lessor and Beneficiary and of one separate counsel selected by any Indemnified Party if an Event of Default shall occur and be continuing unless in the reasonable judgment of such Indemnified Party separate counsel is required by reason of differing interests of the parties), fines, penalties, suits and causes of action, including, without limitation, court costs and any other out-of-pocket costs of litigation related thereto or to this Agreement (the foregoing collectively, Losses), arising out of the performance of the Work, any contract relating to the Work (a Contract), ownership of the Leased Property, the occurrence of an Event of Default or breach of this Agreement by Lessee except with respect to each Indemnified Party to the extent that such Losses are caused by such Indemnified Party's gross negligence or willful misconduct. In any and all claims against any Indemnified Party by any employee of Lessee, any Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Section 8.18 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Lessee or any subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts. Lessee shall promptly remedy damage or loss to any property referred to herein caused in whole or in part by Lessee, any Contractor or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them is liable or for which Lessee is responsible hereunder.

         8.19 REMOVAL OF LIENS. If any notices of contract, statements of claim with respect to unpaid costs for the performance of the Work or mechanics' or materialmen's liens (collectively, Liens) are filed against the Leased Property, or any portion thereof, by any Contractor or any agent of Lessee or any Contractor with respect to the Work, subject to Lessee's rights pursuant to paragraph (d) of Article 6 of the Lease, Lessee agrees within 60 days after Lessee has actual knowledge of any such Liens to cause such Liens to be removed or bonded against at its sole cost and expense as of such date, and Lessee's failure to do so shall constitute an Event of Default under this Agreement, entitling Lessor to exercise all of its rights and remedies provided hereunder, at law or in equity. In such event, Lessee agrees to defend (with counsel reasonably approved by Lessor), indemnify and hold harmless the Indemnified Parties from any Losses sustained by any of them as a result of the filing of such Liens.

         8.20 CORRECTION OF WORK. Lessee warrants to Lessor that all materials shall be new and of good quality and all Work shall be of good and workmanlike quality, free from faults and defects and in conformity with the requirements of the Approved Plans and as set forth in this Agreement. Lessee shall, at its sole cost and expense, promptly correct any portion of the Work not in substantial conformity with the Approved Plans and this Agreement and requested by Lessor whether observed before or after the Completion Date, provided Lessor serves written notice of the existence of such non-conformity within one year after the Completion Date. Lessee shall bear all costs of correcting such rejected Work after receipt of a written notice from Lessor to do so. This obligation shall survive termination of this Agreement. Lessee shall remove, in a manner which at all times complies with all applicable Environmental Laws, from the Leased Property all portions of the Work that are materially defective or non-conforming and which have not been corrected under this Section 8.20 unless removal is waived by Lessor in writing. Nothing contained in this Section 8.20 shall be construed to establish a period of limitation with respect to any other obligation of Lessee under this Agreement.

         8.21 NOTICE OF DELAY. Lessee shall give Lessor prompt written notice of any incident of Force Majeure, commencement of any litigation, or other interruption of the construction of the Project or which may materially interfere with its ability to complete the Project by the Completion Date.

         8.22 INSURANCE; DAMAGE. Lessee will obtain or cause General Contractor to obtain policies of insurance satisfying the requirements of Article 13 of the Lease.

         If at any time prior to the Completion Date, the Project, or any portion thereof, shall be condemned or taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority or shall be damaged or destroyed by fire or other casualty, Lessee shall determine in its reasonable good faith judgment whether the Work can be Substantially Complete by the Completion Date. In reaching such determination, Lessee shall use such experts as Lessee shall deem necessary or desirable. If Lessee so determines that, on account of such condemnation, damage or destruction, the Work cannot be Substantially Complete by the Completion Date, then the provisions of paragraph (c) of Article 12 of the Lease shall apply. If Lessee determines that the Work can be Substantially Complete by the Completion Date, then Lessee shall remain obligated to perform and shall perform the Work in accordance with the terms and conditions of this Agreement, and the Net Award (as defined in the Lease) shall be applied in accordance with the provisions of the Lease. If a Default or Event of Default has occurred and is continuing hereunder, Lessor shall retain the Net Award to be applied to effect compliance with Lessee's obligations hereunder.


                                    ARTICLE 9

                               FAILURE TO COMPLETE
                               -------------------

         In the event Lessee shall fail to Substantially Complete the Work by the Completion Date, the provisions of Section 17 of the Lease shall apply.


                                   ARTICLE 10

                              DEFAULTS AND REMEDIES
                              ---------------------

         10.1 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default by Lessee under this Agreement and under all of the Operative
Documents:

               (a) If Lessee defaults in making payment of any sum payable hereunder and such default continues for five days after notice of default; or

               (b) If, as of the time when the same shall have been made or repeated, any representation or warranty of Lessee set forth herein or in any consent, notice, certificate, demand, request or other instrument delivered by or on behalf of Lessee in connection with or pursuant to this Agreement or any of the Operative Documents or the transactions contemplated hereby or thereby shall prove to have been incorrect or misleading in any material respect when made; or

               (c) If Lessee shall enter into a Change Order which requires Lessor's consent without the written approval of Lessor required by Section 8.15 and such Change Order is not rescinded or Lessor's approval therefor obtained within 15 days after such Change Order is issued, or fail to cause any lien to be removed or bonded against in accordance with Section 8.19, or fail to maintain the insurance required by Section 8.22 and such failure continues for a period of five Business Days; or

               (d) If Lessee defaults in the performance in any other covenant, agreement, or obligation on the part of Lessee to be performed under this Agreement, and such default continues for a period of 30 days after notice thereof from Lessor; provided, however, that in the case of a default that can with reasonable diligence be remedied by Lessee, but not within a period of 30 days, if Lessee shall promptly commence to remedy the default and thereafter shall prosecute the cure of such default with reasonable diligence, the period of time after obtaining such notice of default within which to remedy the default shall be extended for such period as may be reasonable to remedy the same with all reasonable diligence, up to a maximum period of 90 days after notice of such default from Lessor; or

               (e) An Event of Default, as defined in the Lease, by Lessee shall have occurred and be continuing under the Lease.

         10.2 REMEDIES. Subject to the terms of Schedule C of the Lease, after any Event of Default hereunder, Lessor shall have all rights and remedies available at law and in equity and without limiting the generality of the foregoing, may elect to exercise any or all of the following remedies which shall be cumulative and not exclusive:

               (a) Terminate Lessee's authority and all of Lessee's rights and privileges under this Agreement;

               (b) Exercise all rights and remedies under any or all of the Operative Documents, including, without limitation, demand payment of liquidated damages under clause (v) of paragraph (c) of Article 22 of the Lease;

               (c) Demand immediate payment of all sums due hereunder together with interest thereon at the Overdue Rate until paid; and

               (d) Recover from Lessee all other damages and expenses that Lessor may have sustained by reason of the Event of Default, including, without limitation, reasonable attorneys' fees and expenses, which damages and expenses shall be paid by Lessee as they are incurred by Lessor, together with interest thereon at the Overdue Rate until paid.

         10.3 COSTS OF ENFORCEMENT. Subject to the terms of Schedule C of the Lease, if an action shall be brought by Lessor for the enforcement of any provision of this Agreement, Lessee shall pay to Lessor all reasonable out-of-pocket costs and other expenses that may become payable as a result thereof, including, without limitation, reasonable attorneys' fees and expenses.

         10.4 CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Lessor (other than with respect to liquidated damages) is intended to be exclusive of any other right or remedy and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future.


                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

         11.1 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.

         11.2 NOTICES; MODIFICATION; WAIVER. (a) All notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent by (i) registered or certified mail, return receipt requested, and such communication shall be deemed complete on the third Business Day after the same is deposited in a United States Post Office with postage charges prepaid, or (ii) reputable overnight delivery service and the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the same is deposited with such delivery service: (a) if to Lessor, addressed to Lessor at One Federal Street, Boston, MA 02110; Attention: Mark Connors, with a copy to Day, Berry & Howard LLP, 260 Franklin Street, Boston, MA 02110; Attention: Ross A. Pascal, Esq., or
(b) if to Lessee, addressed to Lessee at Nine Fourth Avenue, Waltham, MA 02451;
Attention: Paul Mellett and Attention: Elizabeth Grammer, with a copy to Palmer & Dodge, One Beacon Street, Boston, MA 02108; Attention: Kathryn Murphy, Esq., or at such other address as Lessor or Lessee shall have specified to the other in writing, and, except as otherwise set forth above, such notifications, notices, demands, requests or other communications shall be deemed given on the date of receipt.

         (b) This Agreement may not be modified or discharged except by an instrument in writing executed by Lessor and Lessee. No requirement hereof may be waived at any time except by an instrument in writing signed by the party against whom such waiver is sought, nor shall any waiver be deemed a waiver of any subsequent breach or default of Lessee.

         11.3 ILLEGAL PROVISION. If any provision herein contained shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         11.4 BINDING EFFECT; THIRD PARTY BENEFICIARY. (a) The covenants, conditions and agreements herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. Whenever used, the singular shall include the plural, the plural include the singular and the use of any gender shall include all genders.

         (b) Beneficiary shall be a third party beneficiary of this Agreement with respect to those provisions that explicitly or implicitly are for the benefit of Beneficiary.

         11.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

         11.6 HEADINGS. The Table of Contents preceding this Agreement and the headings to the various sections of this Agreement have been inserted for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

         11.7 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, (except any notes) including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents delivered at any closing, and (c) financial statements and other information previously or hereafter furnished to either party, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original document so reproduced. Lessor and Lessee each stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall otherwise be admissible in evidence.

         11.8  TIME OF ESSENCE. Time is of the essence of this Agreement.

         11.9 PAYMENT OF EXPENSES. Lessee shall pay or cause to be paid, regardless of whether the transactions contemplated hereunder shall occur, the reasonable fees and expenses of Lessor and Beneficiary and their respective counsel, together with all other reasonable out-of-pocket expenses incurred by such parties for third-party costs, whether or not capitalized by Lessee, including but not limited to fees and expenses of consultants, appraisal fees, environmental site assessment costs, title insurance fees, survey costs, transfer costs and recordation fees, in connection with the Closing regardless of whether the transactions contemplated hereby are consummated. All such costs and expenses may be treated by Lessee as Cost of the Project in the event the transactions contemplated thereby are consummated. Lessee shall pay or cause to be paid from time to time the fees of Bank for its trust services as Lessor and Owner Trustee under the Owner Trust Agreement. Lessee agrees to indemnify and hold harmless the Indemnified Parties from and against any and all liability and loss with respect to or resulting from the non-payment or delayed payment of any of the foregoing fees and expenses including any interest or penalties thereon, and from and against any and all finders' or brokerage fees and commissions that may be payable to any party claiming to have dealt with, or acted on behalf of Lessee, in connection with any of the transactions contemplated hereunder.

         11.10 LIMITATIONS ON LIABILITY. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that (irrespective of any breach of any representation, covenant, agreement or undertaking of any nature whatsoever made in this Agreement), no recourse shall be had in respect of this Agreement, any other Operative Document, the Work or the Project under any rule of law, statute or constitution or by the enforcement of any assessments or penalties or otherwise for the payment of any sum hereunder or for any other claim hereunder against (i) Lessor, Bank, except for their gross negligence, fraud or willful misconduct, Beneficiary or any other holder of the Beneficial Interest, or any past, present or future Affiliate, partner, officer, director, any owner, shareholder, agent or employee of or in any thereof or of any partner thereof or their legal representatives, successors or assigns, (ii) any Person for whom Lessor, Bank, Beneficiary or any other holder of the Beneficial Interest was or was purporting to be acting as an agent for the account and benefit of such Person in entering into the transactions evidenced by this Agreement. It is expressly understood that by the execution of this Agreement all such liability (a) of Lessor, Bank, Beneficiary or any other holder of the Beneficial Interest or any past, present or future Affiliate, partner, officer, director, any shareholder, agent or employee thereof or director or shareholder of any partner thereof or any of their respective legal representatives, successors or assigns, or (b) of such other Person, is and is being expressly waived and released as a condition of and as a consideration for the execution of this Agreement by Lessor, that Lessee and its successors and assigns as lessee hereunder agree to look solely to the Leased Property (as defined in the Lease) for the payment of any such sums or satisfaction of any such other claims.

         In addition to and not in limitation of the foregoing, it is understood and agreed that (i) this Agreement is executed and delivered by Bank, not in its individual capacity but solely as trustee under the Owner Trust Agreement in the exercise of the power and authority conferred and vested in it as such trustee,
(ii) (except as pertaining to Lessor Liens attributable to Lessor and except as expressly set forth in Article 6 hereof with respect to certain representations made by Bank in its individual capacity) each of the representations, undertakings and agreements made herein by Lessor are not personal representations, undertakings and agreements of Bank, but are binding only on Lessor, as trustee and (iii) actions to be taken by Lessor pursuant to its obligations hereunder may, in certain instances, be taken by Lessor only upon specific authority of Beneficiary as provided in the Owner Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                         FIRST SECURITY BANK, N.A., not in its
                                         individual capacity except as expressly
                                         set forth herein, but solely as Trustee
                                         under the Owner Trust Agreement dated
                                         as of October 21, 1998



                                        By: /s/ Val T. Orton
                                            ------------------------------
                                            Name: Val T. Orton
                                            Title: Vice President




                                        GELTEX PHARMACEUTICALS, INC.



                                        By: /s/ Paul J. Mellett, Jr.
                                            ------------------------------
                                            Name: Paul J. Mellett, Jr.
                                            Title: Chief Financial Officer

                                    EXHIBIT A
                                    ---------

                              PROPERTY DESCRIPTION

1. The parcel of land with all buildings and other improvements thereon, situated on and westerly of Second Avenue in Waltham, Massachusetts, shown as Lot 15 on a Plan of Land in Waltham, Mass. dated 4 Sept. 1963 by Raymond C. Pressey, Inc., recorded with the Middlesex South District Registry of Deeds in Book 10409, Page 121, bounded and described as follows:

              NORTHEASTERLY on Second Avenue 60.00 feet;
              SOUTHEASTERLY on other land of the Grantors shown as Lot 16 on said Plan 210.32 feet;
              NORTHEASTERLY on the same by four lines measuring 40.50 feet,
              97.44 feet, 185.90 and 117.88 feet which run along the center of the 20- foot sewer easement shown on said Plan;
              SOUTHERLY on the same 234.69 feet;
              EASTERLY on the same 144.06 feet;
              SOUTHERLY on other land of the Grantors by three lines measuring
              1.83 feet, 425.15 feet and 21.31 feet;
              WESTERLY in part on other land of the Grantors, there measuring
              349.60 feet and in part on land designated on said Plan as Lot B Plan 1740 of 1957,171.13 feet;
              NORTHERLY on land designated on said Plan as Lot 8A 387.04 feet;
              and
              NORTHWESTERLY on other land of the Grantors shown as Lot 17 on said Plan by two lines measuring 21.03 feet and 204.74 feet.

              Containing according to said Plan 300,020 square feet of land.

        For title reference, see deed dated October 20, 1998, recorded with the Middlesex South District Registry of Deeds herewith.

        The right to use for all purposes for which streets are commonly used, including the installation and maintenance of pipes, conduits and poles, for sewer, water and all other utilities, (a) the 30-foot strip of land lying southerly of and adjacent to Lots 15 and 16 on said Plan and extending to Second Avenue and (b) Second Avenue from the easterly end of said 30-foot strip to Winter Street in common with all others from time to time entitled, subject as to said 30-foot strip to the rights of the City of Waltham under the sewer taking recorded with said Deeds in Book 9772, Page 071.

2. The parcel of land situated on Second Avenue in Waltham, Middlesex County, Massachusetts, shown as Lot 24 on a Plan of Lots 23 and 24, Waltham, Massachusetts dated 3 March 1965, by Raymond C. Pressey, Inc., recorded with said Deeds in Book 10899, Page 121, bounded and described as follows:

              Commencing at a point on the westerly line of said Second Avenue at the Southeast corner of said Lot 24, thence running south 88 degrees 04'07" west, 117.92 feet to a point; thence north 14 degrees 56'20" west, 117.88 feet to a point; thence north 24 degrees 41'20" west,
        185.90 feet to a point; thence north 37 degrees 45'20" west, 97.44 feet to a point; thence north 3 degrees 56'40" east, 40.50 feet to a point; thence north 58 degrees 27'11"east, 210.32 feet to a point on the westerly line of Second Avenue; thence south 31 degrees 32'49" east,
        78.76 feet along Second Avenue to a point; thence along Second Avenue by a curve to the left having a radius of 350 feet and an arc or distance of 178.63 feet; then south 2 degrees 18'20" east, 270.38 along the westerly line of Second Avenue to the point or place of beginning, containing according to said Plan 87,070 square feet of land.

        For title reference, see deed dated October 20, 1998, recorded with the Middlesex South District Registry of Deeds herewith.

                                    EXHIBIT B
                                    ---------

                                REQUISITION FORM

                           CERTIFICATE OF REQUISITION

                               REQUISITION NO. ___

Lessee/Agent:            GELTEX PHARMACEUTICALS, INC.

Property:     153 Second Avenue, Waltham, Massachusetts

To:           FIRST SECURITY BANK, N.A., NOT IN ITS INDIVIDUAL
              CAPACITY, BUT SOLELY AS TRUSTEE UNDER THE OWNER
              TRUST AGREEMENT dated as of October 21, 1998

        Reference is made to the Agency Agreement ("Agency Agreement"), dated as of October 21, 1998 between First Security Bank, N.A., not in its individual capacity but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998, and GelTex Pharmaceuticals, Inc. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agency Agreement.

        The undersigned hereby certifies that:

        1.       SUMMARY TO DATE:
                 ----------------

        The following is a summary of the Advances made to date and the Advance requested by this Requisition No. ___.

Estimated Total Cost of Project.                              $25,000,000

Initial Advance                                               $11,000,000

Previous Additional Advances                                  $__________

This Requisition                                              $__________

Total Advances including this Requisition                     $__________

BOST01-50134183-9
18916-20550

November 3, 1998 4:39 pm

Balance to Complete                                           $____________

Remaining Maximum Loan Reimbursement Amount                   $____________

        2. Additional Advances made pursuant to this Certificate of Requisition will be made to reimburse Lessee for Costs of the Project under the project budget line items shown below or on the attached line item Project Budget breakdown (none of which costs have been the subject of a prior Certificate of Requisition) and for which the work has been completed:

                              REQUESTED AMOUNT                   BUDGETED AMOUNT
LINE ITEM                     FOR ITEM                           FOR ITEM
---------                     ----------------                   ---------------

                              SEE ATTACHED SCHEDULE




RETAINAGE BY CONTRACTOR             $_______________
-----------------------

        3. No changes have been made in any respect to the Approved Plans related to the Project except (i) such as have had the prior approval of the undersigned, the Contractor and the Agent to the extent required under the Construction Contract or (ii) as are otherwise allowed without such approval pursuant to the Agency Agreement. The construction has in every respect been substantially performed in accordance with the Approved Plans (and with any approved changes) and all Laws.

        4. The amount remaining after subtracting from the Maximum Reimbursement Amount the amount of all previous Advances (including the Advance requested hereunder) will be sufficient, for the payment of all remaining costs for the completion of construction of the Project and payment of all Costs of the Project in accordance with all of the terms and provisions of the Agency Agreement.

        5. All other loan funds disbursed by Lessor/Owner Trustee under previously approved Certificates of Requisition have been expended for the purposes for which they were requisitioned.

        6. The Lessee/Agent represents and warrants that (a) it is not in default of any obligations to the Owner Trustee under any of the Operative Documents to which it is a party and (b) each representation and warranty made by it in any Operative Document is true and correct on and as of the date of this Requisition. Lessee/Agent represents and warrants that it is not in default to any subcontractors, workmen or materialmen in connection with the Project as of the date hereof.

        7. As of the date of this Certificate of Requisition, the dollar amount shown in paragraph 1 above for the "Balance to Complete" represents, in our best judgment, a correct statement of the total dollar amount required to pay all Costs of the Project which will be incurred in completion of the Project.

        This Certificate of Requisition is being submitted to induce the Owner Trustee to make an Advance pursuant to the Agency Agreement relative to the Project which is the subject matter of this Certificate of Requisition, and it is intended that the Owner Trustee shall rely upon the same.

        IN WITNESS WHEREOF, this Certificate has been executed this ___ day of _____, 199__.

                                 GELTEX PHARMACEUTICALS, INC., as Lessee/Agent

                                 By:__________________________________________
                                       Name:
                                       Title: